UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2023 (June 23, 2023)

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2023, American International Group, Inc. (the “Company” or “AIG”) announced that Shane Fitzsimons will step down from his position as Chief Financial Officer of AIG, following a medical leave of absence. In connection with his departure from AIG, Mr. Fitzsimons will receive compensation and benefits in accordance with AIG’s 2012 Executive Severance Plan and Long-Term Incentive Plan, as applicable, the terms of which are described in AIG’s 2023 Notice of Annual Meeting and Proxy Statement filed with the Securities and Exchange Commission on March 29, 2023.

Also on June 20, 2023, the Company announced the appointment of Sabra Purtill, who has served as AIG’s Interim Chief Financial Officer since January 2023, to serve as the Company’s Chief Financial Officer on a permanent basis.

In connection with her appointment, the Company and Ms. Purtill entered into a letter agreement to memorialize certain changes to her compensation arrangements (the “Agreement”), which were approved by the Compensation and Management Resources Committee of the Board of Directors of AIG. The Agreement provides that Ms. Purtill’s initial annual target direct compensation will be $5,600,000, comprised of an annual base salary of $1,000,000, a target 2023 short-term incentive opportunity of $1,700,000 and a target 2024 long-term incentive award opportunity of $2,900,000. The Agreement also provides that Ms. Purtill will receive an award of restricted stock units with a value equal to $1,250,000 under AIG’s Long Term Incentive Plan, which award will vest in three equal tranches on the first, second and third anniversaries of the grant date. In addition, Ms. Purtill will be eligible to receive severance benefits in the event of a covered termination under AIG’s 2012 Executive Severance Plan. Ms. Purtill will also receive benefits and perquisites consistent with senior executives of AIG and in each case in accordance with applicable AIG policies as in effect from time to time. Any bonus, equity or equity-based award or other incentive compensation granted to Ms. Purtill will be subject to the AIG Clawback Policy (and any other AIG clawback policies as may be in effect from time to time).

The foregoing description of the Agreement is qualified in its entirety reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

A copy of AIG’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed as a part of this Report.

Exhibit No.	Description
99.1	Press Release of American International Group, dated June 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of American International Group, dated June 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.

		By:	/s/ Prabha Sipi Bhandari
			Name:	Prabha Sipi Bhandari
			Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

DATE:	June 23, 2023